Exhibit 99.1

Enveric Biosciences Appoints Carter Ward as Chief Financial Officer

NAPLES, Fla. – April 12, 2021 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a patient-first biotechnology company developing novel cannabinoid medicines to improve quality of life for cancer patients, today announced that it has appointed Carter Ward as Chief Financial Officer, effective May 15th, 2021. Mr. Ward is replacing John Van Buiten, who is expected to remain in a consulting role with the company, supporting Mr. Ward both during the transition and moving forward.

“Mr. Ward will be joining our team with extensive public company leadership experience in life sciences, SEC reporting and the capital markets,” said David Johnson, Chairman and CEO of Enveric. “Having a hands-on financial leader who has managed companies in various stages, from startup to expansion and turnaround, I have no doubt that Mr. Ward will help to continue driving the growth and success at Enveric. Our team sincerely thanks Mr. Van Buiten for his dedication to the Company, especially his commitment in working tirelessly with management through our recent go-public transaction. We are excited that he will remain with Enveric as a consultant.”

Prior to joining Enveric, Mr. Ward, who has over 30 years of industry experience after starting his career at KPMG, most recently served as CFO at Elite Pharmaceuticals, a specialty pharmaceutical company that develops and manufactures oral, controlled-release products using proprietary technology for manufacturing generic pharmaceuticals. During his tenure there, Mr. Ward successfully negotiated and executed capital raises, developed strategic initiatives, created financial models and led financial reporting efforts.

Before joining Elite, Mr. Ward also worked on the finance and supply chain team at Actavis USA, the U.S. subsidiary of European-based Actavis Group. At Actavis, Mr. Ward spearheaded the successful reengineering of the company’s outbound supply chain, achieving a $3.5 million annual cost reduction and 75 percent improvement in order-to-delivery time. Additionally, Mr. Ward worked at Centennial Communications, and internationally at Ceejay Healthcare in India and Petro Pharma in Singapore.

“Since becoming a public company in late-December 2020, Enveric has already achieved notable strategic milestones, working diligently to execute its vision of bringing new-generation, naturally occurring and synthetic compounds to cancer patients who need better, safer supportive care treatments,” added Mr. Ward. “In my new role as CFO at Enveric, I look forward to working closely with the team to continue pushing these goals forward and advance the Company’s drug pipeline, making more effective cancer care a reality for patients suffering around the world.”

Mr. Ward is a New York State Certified Public Accountant (CPA) and Certified Supply Chain Professional (CSCP). He obtained his Bachelor of Science degree in accounting from Long Island University in Brooklyn, N.Y, graduating summa cum laude.

About Enveric Biosciences

Enveric Biosciences is a patient-first biotechnology company developing rigorously tested, novel cannabinoid medicines to improve quality of life for cancer patients. Initial indications include radiodermatitis, a common and often severe side effect of radiation therapy, and chemotherapy-induced neuropathy. For more information, please visit https://www.enveric.com/.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Contacts

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